SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

December 29, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620










ITEM 5.  OTHER MATERIAL MATTERS





E & J Properties, Ltd., a California Limited Partnership, was formed April 10, 1981 in connection with the complete liquidation of McKeon Construction to hold for investment, operate and liquidate certain assets of McKeon Construction , and generally to pay and discharge certain liabilities of McKeon Construction.

E & J Properties, Ltd. has liquidated all of its assets, including the mineral rights as disclosed in its 8-K filing of August 24, 1998, paid all of its liabilities and distributed all remaining funds to its Unitholders ($3.79 per unit).

E & J Properties, Ltd. has filed a LIMITED PARTNERSHIP CERTIFICATE OF DISSOLUTION and a LIMITED PARTNERSHIP CERTIFICATE OF CANCELLATION with the Secretary of State of the State of California and a CERTIFICATE AND NOTICE OF TERMINATION OF REGISTRATION UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934 OR SUSPENSION OF DUTY TO FILE REPORTS UNDER SECTION 13 AND 15(d) OF THE SECURITIES ACT OF 1934 (FORM 15) with the United States Securities and Exchange Commission.

E & J Properties, Ltd. has finalized its business and dissolved.



SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.



Date: December 29, 1998


E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner